Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders of Olin Corporation:

We consent to incorporation by reference in the Registration Statements No. 333-101027 and No. 333-101029 on Form S-3 and Nos. 33-28593, 33-00159, 33-52681, 33-40346, 33-41202, 333-05097, 333-17629, 333-18619, 333-39305, 333-39303, 333-71693, 333-31098, 333-31096, 333-35818, 333-54308, 333-56690, 333-72244, 333-97759, 333-98193, 333-88990, 333-110135 and 333-110136 on Form S-8 of Olin Corporation of our report dated January 29, 2004, except as to note “Subsequent Events,” which is as of February 3, 2004, relating to the consolidated balance sheets of Olin Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K/A of Olin Corporation. As discussed in note “Accounting Policies” to the consolidated financial statements, Olin Corporation in 2003 adopted the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 143, “Accounting for Asset Retirement Obligations.”

/s/ KPMG LLP

KPMG LLP

Stamford, CT

March 7, 2005